Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

Officers

Robert J. Glunk

Executive Chairman

Lance O. Diehl

President and

Chief Executive Officer

Jeffrey T. Arnold Executive

Vice President and Treasurer

Joseph K. O’Neill, Jr.

Executive Vice President and

Chief Financial Officer

Beth A. Benson

Corporate Secretary

Board of Directors

Todd M. Arthur

Lance O. Diehl

Robert W. Dillon

Robert J. Glunk

Robert P. Hager

Willard H. Kile, Jr.

Brian D. Klingerman

J. Howard Langdon

W. Bruce McMichael, Jr.

Steven H. Shannon

Stephen M. Tasselli

Bonnie M. Tompkins

Edwin A. Wenner

Brenda R. H. Williams

Advisory Board

Robert M. Brewington, Jr.

Russell S. Cotner

Joanne I. Keenan

Andrew B. Pruden

Robert M. Rabb

David E. Wallis

Locations

Serving Our Five County Region

with 22 Community Offices.

Clinton County

Avis

Columbia County

Benton

Berwick

Bloomsburg

Buckhorn

Catawissa

Millville

Lycoming County

Clarkstown

Hughesville

Linden

Montgomery

Muncy

Montoursville

South Williamsport

Montour County

Danville

Northumberland County

Dewart

Elysburg

www.journeybank.com

570-784-1660 ● 570-546-2211

Member FDIC

1st

Quarter

Report

March 31, 2024

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Data) (Unaudited)	March 31, 2024	December 31, 2023
ASSETS
Cash and due from banks	$11,994	$14,614
Interest-bearing deposits in other banks	4,237	3,763
Total cash and cash equivalents	16,231	18,377

Interest-bearing time deposits	736	979
Available-for-sale debt securities, at fair value	339,594	413,302
Marketable equity securities, at fair value	1,178	1,295
Restricted investment in bank stocks, at cost	8,013	10,394
Loans held for sale	614	366

Loans receivable	1,080,747	1,068,429
Allowance for credit losses	(9,351)	(9,302)
Loans, net	1,071,396	1,059,127

Premises and equipment, net	27,322	27,569
Foreclosed assets held for sale	335	170
Accrued interest receivable	4,849	5,362
Bank-owned life insurance	40,456	40,209
Investment in limited partnerships	5,641	5,828
Deferred tax asset, net	11,745	12,634
Goodwill	25,609	25,609
Core deposit intangible, net	11,346	11,895
Other assets	8,206	6,663
TOTAL ASSETS	$1,573,271	$1,639,779

LIABILITIES
Interest-bearing deposits	$949,546	$884,654
Noninterest-bearing deposits	263,954	266,015
Total deposits	1,213,500	1,150,669

Short-term borrowings	125,913	252,532
Long-term borrowings	65,524	70,448
Accrued interest payable	2,281	2,358
Other liabilities	11,190	9,947
TOTAL LIABILITIES	1,418,408	1,485,954

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,836,988 and outstanding 3,572,288 at March 31, 2024;
issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;	4,796	4,794
Additional paid-in capital	83,403	83,343
Retained earnings	92,980	90,514
Accumulated other comprehensive loss	(16,526)	(15,036)
Treasury stock, at cost; 264,700 shares at March 31, 2024 and December 31, 2023	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	154,863	153,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,573,271	$1,639,779

ADDITIONAL INFORMATION
Trust Assets	$150,303	$140,623

CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED MARCH 31,

(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$17,256	$5,934
Tax-exempt	353	216
Interest and dividends on investment securities:
Taxable	1,161	1,208
Tax-exempt	830	129
Dividend and other interest income	223	67
Deposits in other banks	66	60
TOTAL INTEREST AND DIVIDEND INCOME	19,889	7,614

INTEREST EXPENSE
Deposits	4,610	627
Short-term borrowings	2,497	1,786
Long-term borrowings	847	—
TOTAL INTEREST EXPENSE	7,954	2,413

NET INTEREST INCOME	11,935	5,201

Provision (credit) for credit losses - loans	101	(418)
(Credit) provision for credit losses - off balance sheet credit exposures	(11)	9
TOTAL PROVISION (CREDIT) FOR CREDIT LOSSES	90	(409)

NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	11,845	5,610

NON-INTEREST INCOME
Service charges and fees	615	525
Gain on sale of loans	76	29
Earnings on bank-owned life insurance	227	109
Brokerage fees	224	128
Trust fees	206	191
Losses on marketable equity securities	(117)	(81)
Realized losses on available-for-sale debt securities, net	(8)	—
Interchange fees	619	424
Other non-interest income	690	301
TOTAL NON-INTEREST INCOME	2,532	1,626

NON-INTEREST EXPENSE
Salaries and employee benefits	4,802	2,592
Occupancy	618	323
Furniture and equipment	896	519
Pennsylvania shares tax	210	161
Professional fees	799	311
Director's fees	134	82
Federal deposit insurance	220	108
Telecommunications	88	84
Automated teller machine and interchange	262	119
Merger-related expenses	96	—
Amortization of core deposit intangible	549	—
Other non-interest expense	972	518
TOTAL NON-INTEREST EXPENSE	9,646	4,817

INCOME BEFORE INCOME TAX PROVISION	4,731	2,419
INCOME TAX PROVISION	695	479
NET INCOME	$4,036	$1,940

Earnings Per Share	$1.13	$0.93

These interim statements are subject to year-end audit adjustment.

To access current financial information, visit our website at https://ir.journeybank.com

May 21, 2024

Dear Shareholders,

We are pleased to present our first quarter results for Muncy Columbia Financial Corporation (the “Corporation”). Net income for the quarter-ended March 31, 2024 was $4,036,000 compared to net income of $1,940,000 for the same period in 2023. Earnings per share for the quarters-ended March 31, 2024 and 2023 were $1.13 and $0.93, respectively. Return on average assets and return on average equity were 1.02% and 10.52% for the quarter-ended March 31, 2024 as compared to 0.82% and 8.94% for the same period of 2023.

Our annual shareholder meeting was held on April 23rd, and a number of shareholders attended in-person and virtually. This was our first combined annual meeting as Muncy Columbia Financial Corporation, and we wanted to share some of the key information and takeaways from that meeting for those shareholders who were not in attendance.

As we reviewed our results from 2023, we first acknowledged the successful merger of First Columbia Bank & Trust Co. and The Muncy Bank & Trust Company to form Journey Bank — A Muncy Columbia Financial Company. In our view, this merger met three essential criteria:

1.	Preserve the legacy and storied histories of both banks.
2.	Maintain our status as a local, community bank.
3.	Position the Corporation for long-term success for shareholders, customers, employees, and our community.

Interest rate increases continue to create a challenging environment. After a period of historically low rates from 2008 to 2021, rates moved sharply higher in 2022 and 2023. Rates increased 525 basis points in just a 16-month period, which marked an unprecedented climb, and a scenario that pressured the net interest margins of financial institutions.

(continued next page)

We understand shareholder concerns regarding the recent decline in our share price. There is a confluence of underlying factors that are important to consider, including market forces and industry-wide challenges. While our stock value was impacted by the events impacting the industry as a whole, our valuation change over the past 18 months was in line with that of our local peers.

As we move ahead in 2024, we are encouraged by our first quarter results. Net income was strong at $4,036,000, surpassing the full year 2023 net income of $3,387,000, which was significantly impacted by transaction related expenses of the merger. In addition, our first quarter cash dividend was $0.44, an increase from $0.42 in the first quarter of 2023, evidencing our ongoing commitment to shareholder value.

We believe our Corporation is well-positioned to manage market-driven challenges and execute on the strategy to deliver long-term value to our shareholders as we continue serving the banking needs of our local communities. We are thankful for your support and invite you to reach out to senior leadership or any of our board members if we may provide additional information.

Sincerely,

Robert J. Glunk	Lance O. Diehl
Executive Chairman	President & CEO

Cautionary Note Regarding Forward Looking Statements

This letter contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the mergers of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc., forming Muncy Columbia Financial Corporation, and of The Muncy Bank and Trust Company with and into First Columbia Bank & Trust Company, forming Journey Bank; the risk that the anticipated benefits, cost savings and other savings from the mergers may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the mergers; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.